EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2008 with respect to our audit of the consolidated financial statements of Danvers Bancorp, Inc. and subsidiary as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007 appearing in the Annual Report on Form 10-K filed on March 28, 2008.

Wolf & Company, P.C.

By:	/s/ Wolf & Company, P.C.

Boston, Massachusetts
January 22, 2009